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                                    EXHIBIT 5

May 21, 2004

Lannett Company, Inc.
9000 State Road
Philadelphia, PA  19136

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of the resale of 4,000,000 shares of the Company's common stock, par value $0.001 per share, (the "Shares").

         You have requested our opinion as to the matter set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, as amended, and the resolutions of the Company's Board of Directors that provide for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

         Our opinion set forth below is limited to the law of the State of Delaware.

         Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized for issuance by the Company and are validly issued, fully paid and non-assessable.

         We hereby consent to the fling of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related prospectus under the caption "Legal Matters". In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as used in
Section 11 of the 1933 Act or the rules and regulations promulgated thereunder.

                                                     Yours truly,

                                                     Fox Rothschild LLP

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